Exhibit 99.1

For Immediate Release

Aspen Technology’s GAAP Loss of $0.05 Narrows

in Fiscal Third Quarter

Pro Forma earnings per share triples sequentially to $0.06, excluding one-time charges

CAMBRIDGE, Mass. — April 29, 2003—Aspen Technology, Inc. (NASDAQ: AZPN) today reported financial results for its fiscal 2003 third quarter and the nine months ending March 31, 2003.

Total revenues for the third quarter were $79.7 million, with license revenues totaling $34.9 million, and services revenue of $44.8 million.  On a Generally Accepted Accounting Principles (GAAP) basis, AspenTech reported a net loss to common shareholders of $2.0 million, or $0.05 per share, significantly better than the loss of $136.9 million in the second quarter of fiscal 2003, which reflected a $135.2 million restructuring and other charge related to goodwill impairment, asset write-downs, headcount reductions, and related facilities consolidation.

On a pro forma basis, AspenTech posted net income of $2.4 million, or $0.06 per share, a substantial improvement over pro forma net income of $643,000, or $0.02 in the second quarter of fiscal 2003.  Pro forma results in both periods exclude $2.3 million of preferred stock dividend and discount accretion.  In addition, pro forma net income excludes restructuring and other charges, which in the third quarter totaled $2.1 million for anticipated professional services fees related to the previously announced Federal Trade Commission investigation.

“I am pleased to have met our financial objectives again this quarter, particularly in a difficult macroeconomic environment,” said David McQuillin, President and CEO of AspenTech.  “We hit our license revenue target, further reduced our operating expenses, and significantly improved pro forma profitability.  This sequential improvement is solid evidence that the actions we took last autumn to streamline both our organization and our product focus are having a positive effect on our execution, which is enabling us to operate profitably.

 “In terms of the key operational highlights, the geographic composition of our license revenue was well-balanced and our Engineering product line exceeded its objectives.  We continue to see steady demand for our Manufacturing/Supply Chain solutions, although primarily for individual Foundation technologies.  From an end-user perspective, the petroleum refining and oil and gas sectors were again important contributors in the third quarter, as integrated refiners sought to optimize their asset productivity and upstream divisions launched large engineering projects.  Major customers continue to express their confidence in our solutions for Enterprise Operations Management, which provide proven, rapid, and substantial returns on investment, enabling customers to consistently improve their profitability.”

During the third fiscal quarter, AspenTech signed significant license transactions with Air Liquide, Air Products, Borealis, PetroCanada, Shell and Lurgi.  The company closed nine transactions of approximately $1 million or more, up from five transactions in the previous quarter.

The company will be holding a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. eastern time on Tuesday, April 29, 2003.  Interested parties may listen to a live webcast of the call by logging on to AspenTech’s website:  http://www.aspentech.com and clicking on the “Webcast” link under the Investor Relations section of the site.  A replay of the call will be archived on AspenTech’s website for the next twelve months and will also be available for forty-eight hours via telephone, beginning at 8:00 p.m. eastern time on April 29, 2003, by dialing 719-457-0820 and entering in confirmation code:  146166.

Pro Forma Results

AspenTech reports pro forma financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company’s ongoing operations. These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”).  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance. A reconciliation of pro forma to GAAP is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology, Inc. is a leading supplier of enterprise software to the process industries, enabling its customers to increase their margins and optimize their business performance.  AspenTech’s engineering solutions, including Hyprotech’s technologies, help companies design and improve their plants and processes, maximizing returns throughout their operational life.  AspenTech’s manufacturing/supply chain solutions allow companies to run their plants and supply chains more profitably, from customer demand through to the delivery of the finished products.  Over 1,200 leading companies rely on AspenTech’s software every day to drive improvements across their most important engineering and operational processes.  AspenTech’s customers include: Air Liquide, AstraZeneca, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, GlaxoSmithKline, Lyondell Equistar, Merck, Mitsubishi Chemical, Shell, Southern Company, TXU Energy and Unilever. For more information, visit www.aspentech.com.

The fifth paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC’s investigation of AspenTech’s acquisition of Hyprotech; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required; AspenTech’s ability to integrate the operations of acquired companies; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in

AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

AspenTech, Aspen ProfitAdvantage, Plantelligence, and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contacts:

Joshua Young	Peter Watt
Aspen Technology, Inc.	Aspen Technology, Inc.
(617) 949-1274	+44 1223 819-752
joshua.young@aspentech.com	peter.watt@aspentech.com

ASPEN TECHNOLOGY INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
REVENUES:
Software licenses	$34,883	$37,380	$101,310	$96,550
Services	44,846	46,086	138,642	140,102
Total revenues	79,729	83,466	239,952	236,652

EXPENSES:
Cost of software licenses	2,891	3,165	9,737	8,663
Cost of services	25,745	29,969	80,576	90,372
Selling and marketing	24,455	29,521	80,640	84,597
Research and development	15,727	19,585	49,469	55,413
General and administrative	8,893	8,678	27,637	23,620
Restructuring and other charges	2,100	(500)	137,344	2,142
Total costs and expenses	79,811	90,418	385,403	264,807

Income (loss) from operations	(82)	(6,952)	(145,451)	(28,155)

Other income (expense), net	64	(152)	(750)	(505)
Interest income, net	349	103	1,198	999

Income (loss) before provision for (benefit from) income taxes	331	(7,001)	(145,003)	(27,661)

Provision for (benefit from) income taxes	—	(2,100)	—	(8,299)

Net income (loss)	331	(4,901)	(145,003)	(19,362)

Accretion of preferred stock discount and dividend	(2,291)	(4,140)	(6,812)	(4,140)

Net income (loss) applicable to common stockholders	$(1,960)	$(9,041)	$(151,815)	$(23,502)

Basic and diluted net income (loss) per share applicable to common stockholders	$(0.05)	$(0.28)	$(3.96)	$(0.74)

Weighted average shares outstanding - basic and diluted	38,795	31,948	38,295	31,768

Pro Forma before Restructuring and other charges, and Preferred stock discount and dividend accretion:
Net income (loss)	$2,431	$(5,251)	$(7,659)	$(17,863)

Diluted earnings (loss) per share	$0.06	$(0.16)	$(0.20)	$(0.56)

Weighted average shares outstanding - diluted	40,938	31,948	38,295	31,768

Supplemental information - Reconciliation of net income (loss) to pro forma net income (loss)

	Three Months Ended		Nine Months Ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002

Net income (loss)	$(1,960)	$(9,041)	$(151,815)	$(23,502)
Adjustments to net loss:
Restructuring and other charges, net of tax effect	2,100	(350)	137,344	1,499
Preferred stock discount and dividend accretion	2,291	4,140	6,812	4,140

Pro forma net income (loss)	$2,431	$(5,251)	$(7,659)	$(17,863)

ASPEN TECHNOLOGY INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2003	June 30, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$53,414	$52,120
Accounts receivable and unbilled services, net	96,535	125,987
Current portion of long-term installments receivable, net	29,114	40,404
Deferred tax asset	2,929	2,929
Prepaid expenses and other current assets	14,494	18,699

Total current assets	196,486	240,139

Long-term installments receivable, net	68,829	68,318
Equipment and leasehold improvements, net	35,522	50,803
Computer software development costs, net	15,885	13,810
Intangible assets, net	43,481	125,363
Purchased intellectual property, net	2,002	27,626
Deferred tax asset	15,576	15,576
Other assets	5,867	6,708

Total assets	$383,648	$548,343

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,954	$5,334
Amount owed to Accenture	5,333	11,100
Accounts payable and accrued expenses	75,619	94,987
Unearned revenue	18,429	20,983
Deferred revenue	38,887	38,624
Total current liabilities	143,222	171,028

Long-term debt, less current maturities	90,334	92,135
Obligation subject to common stock settlement	5,006	1,810
Deferred revenue, less current portion	12,426	9,548
Deferred tax liability	14,496	15,003
Other liabilities	3,086	5,031

Total stockholders’ equity	115,078	253,788
Total liabilities and stockholders’ equity	$383,648	$548,343